EXHIBIT 24.1



POWER OF ATTORNEY



The undersigned directors of Mid Am, Inc. hereby authorize and appoint David R. Francisco, President and C.O.O., and/or Dennis
L. Nemec, Executive Vice President and C.F.O., as our agents, as attorneys-in-fact, with full power to act for us and all of us, for the purpose of subscribing our names to the Form 10-K thereof to be filed with the Securities and Exchange Commission, and for the purpose of making any changes or amendments necessary or desirable to such documents and to any documents ancillary thereto, with the same powers and to the same effect as we may do if personally present:

Dated this 16th day of January, 1997.

/s/ Gerald D. Aller                /s/ James F. Bostdorff
Gerald D. Aller                    James F. Bostdorff

/s/ David A. Bryan                 /s/ Wayne E. Carlin
David A. Bryan                     Wayne E. Carlin

/s/ D. James Hilliker              /s/ Harry W. Kessler
D. James Hilliker                  Harry W. Kessler

/s/ Walter L. Lamb, Jr.            /s/ James E. Laughlin
Walter L. Lamb, Jr.                James E. Laughlin

/s/ Marilyn O. McAlear             /s/ Thomas S. Noneman
Marilyn O. McAlear                 Thomas S. Noneman

/s/ Edward J. Reiter               /s/ Emerson J. Ross, Jr.
Edward J. Reiter                   Emerson J. Ross, Jr.

/s/ Douglas J. Shierson
Douglas J. Shierson                C. Gregory Spangler

/s/ Jerry L. Staley
Jerry L. Staley                    Robert E. Stearns

/s/ Richard G. Tessendorf, Jr.     /s/ Donald D. Thomas
Richard G. Tessendorf, Jr.         Donald D. Thomas